UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019 (March 19, 2019)

ARK RESTAURANTS CORP.

(Exact name of registrant as specified in its charter)

New York	1-09453
(State or other jurisdiction of incorporation)	(Commission File Number)

85 Fifth Avenue
New York, New York 10003

(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

On March 20, 2019, Ark Restaurants Corp. (the “Company”) filed a current report on Form 8-K, reporting the results of the matters submitted to a vote of the Company’s shareholders at its Annual Meeting of Shareholders. The Inspector of Election has provided corrected results as presented below. Due to a scrivener’s error the column headings of “Withheld” and “Broker Non-Votes” for the election of the Board of Directors were reversed on the 8-K filed on March 20, 2019.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 19, 2019, Ark Restaurants Corp. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). The following matters were submitted to a vote of the Company’s shareholders at the Meeting: (i) the election of nine (9) directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified; and (ii) the ratification of the appointment of Cohn Reznick LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.

At the Meeting, a total of 3,255,901 shares of common stock of the Company (the “Common Stock”) voted in person or by proxy, out of 3,476,681 outstanding shares of Common Stock entitled to vote at the Meeting. Set forth below is the number of votes cast for, withheld, against, abstained, broker non-votes as the case may be to each matter.

1.	Election of a Board of Nine Directors:

Nomination	For	Withheld	Broker Non-Votes
01 - Michael Weinstein	2,365,653	44,578	845,670
02 - Steven Shulman	2,368,659	41,572	845,670
03 – Anthony J. Sirica	2,361,767	48,464	845,670
04 - Marcia Allen	2,368,162	42,069	845,670
05 - Paul Gordon	2,368,212	42,019	845,670
06 - Bruce R. Lewin	2,367,818	42,413	845,670
07 - Vincent Pascal	2,368,112	42,119	845,670
08 - Arthur Stainman	2,368,659	41,572	845,670
09 - Stephen Novick	2,368,159	42,072	845,670

2.	Ratification of the appointment of Cohn Reznick LLP as independent auditors for the 2019 fiscal year:

For	Against	Abstain
3,251,431	1,153	3,317

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2019	ARK RESTAURANTS CORP.

	By:	/s/ Michael Weinstein
	Name:	Michael Weinstein
Title: Chief Executive Officer